                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-31679 and Registration Statement File No. 33-61677.


/s/ ARTHUR ANDERSEN LLP

Orange County, California
March 26, 2001